                                                                 Exhibit (h)(24)
                                 THE GALAXY FUND

                     TRANSFER AGENCY AND SERVICES AGREEMENT
                                Amendment No. 11


                                                                 August 27, 2001

PFPC Inc.
4400 Computer Drive
Westborough, Massachusetts  01581

Dear Sirs:

         This letter is to confirm that the undersigned, The Galaxy Fund (the "Trust"), a Massachusetts business trust, has agreed that the Transfer Agency and Services Agreement ("Agreement") between the Trust and PFPC Inc. ("PFPC") (formerly known as First Data Investor Services Group, Inc.) dated as of June 1, 1997 is herewith amended to provide that PFPC shall be the transfer agent and dividend disbursing agent for the Trust's Pennsylvania Municipal Bond Fund, Large Cap Value Fund and Large Cap Growth Fund on the terms and conditions contained in the Agreement.

         If the foregoing is in accordance with your understanding, will you so indicate by signing and returning to us the enclosed copy thereof.

                                          Very truly yours,

                                          THE GALAXY FUND



                                          By:    /s/ JOHN T. O'NEILL
                                                 ---------------------
                                          Name:  John T. O'Neill
                                          Title: President

Accepted:

PFPC INC.

By:     /s/ WILLIAM GREILICH
        -----------------------
Name:   William Greilich
Title:  Vice President